UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2019

PIVOTAL ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38789	61-1898603
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective April 12, 2019, Mr. Evan Morgan resigned from the Board of Directors (the “Board”) of Pivotal Acquisition Corp. (the “Company”) and from each committee on which he served. Mr. Morgan was a member of the audit committee, nominating committee, and compensation committee of the Board. Mr. Morgan’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices (financial or otherwise).

Effective as of Mr. Morgan’s resignation from the Board, the Board is not comprised of a majority of independent directors and the audit committee of the Board contains two members. The Company intends to rely on the New York Stock Exchange’s phase-in rules for newly listed companies, pursuant to which the Company has one year from the date on which it was first listed on the New York Stock Exchange to both have a majority of independent directors on its Board and to have an audit committee comprised of three members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIVOTAL ACQUISITION CORP.

Dated: April 18, 2019	By:	/s/ Jonathan J. Ledecky
	Name:	Jonathan J. Ledecky
	Title:	Chief Executive Officer

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